Exhibit 10.1
NEWTEK BUSINESS SERVICES CORP.
_____________________________

Employment Agreement with
Barry Sloane
_____________________________

PREAMBLE. This Agreement entered into this 1st day of March 2016, by and between Newtek Business Services Corp.. (the “Company”) and BARRY SLOANE (the “Executive”), effective immediately.
WHEREAS, the Executive is to be employed by the Company as an executive officer; and
WHEREAS, the parties desire by this writing to set forth the employment relationship of the Company and the Executive.
NOW, THEREFORE, it is AGREED as follows:
1.    Defined Terms
When used anywhere in the Agreement, the following terms shall have the meaning set forth herein.
(a)    “Board” shall mean the Board of Directors of the Company.
(b)    “Change in Control” shall mean any one of the following events: (i) the acquisition of ownership, holding or power to vote 50% or more of the Company’s voting stock, (ii) the acquisition of the ability to control the election of a majority of the Company’s directors, (iii) the acquisition of a controlling influence over the management or policies of the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934), or (iv) during any period of two consecutive years, individuals (the “Continuing Directors”) who at the beginning of such period constitute the Board of Directors of the Company (the “Existing Board”) cease for any reason to constitute at least one half thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this paragraph only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. Notwithstanding the foregoing, a Change in Control as defined in this Section 1(b) shall not be treated as a Change in Control for purposes of this Agreement unless it constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations promulgated under section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (the “Treasury Regulations”)
(c)    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.
(d)    “Code §280G Maximum” shall mean the product of 2.0 and the Executive’s “base amount” as defined in Code §280G(b)(3).
(e)    “Company” shall mean Newtek Business Services Corp., and any successor to its interest.
(f)    “Common Stock” shall mean common shares of the Company.
(g)    “Effective Date” shall mean the date of execution referenced in the Preamble of this Agreement.

(h)    “Executive” shall mean Barry Sloane.
(i)    “Good Reason” shall mean any of the following events, which has not been consented to in advance by the Executive in writing: (i) the requirement that the Executive move his personal residence, or perform his principal executive functions, more than fifty (50) miles from his primary office as of the Effective Date; (ii) a material reduction in the Executive’s base compensation as the same may be increased from time to time; (iii) the failure by the Company to continue to provide the Executive with compensation and benefits provided for on the Effective Date, as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the Executive benefit plans in which the Executive now or hereafter becomes a participant, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him; (iv) the assignment to the Executive of duties and responsibilities that constitute a material diminution from those associated with his position on the Effective Date; (v) a failure to elect or reelect the Executive to the Board of Directors of the Company; (vi) a material diminution or reduction in the Executive’s responsibilities or authority (including reporting responsibilities) in connection with his employment with the Company.
(j)    “Just Cause” shall mean the Executive’s willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, conviction for a felony, or material breach of any provision of this Agreement. No act, or failure to act, on the Executive’s part shall be considered “willful” unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interests of the Company.
(k)    “Protected Period” shall mean the period that begins on the date six months before a Change in Control and ends on the earlier of six months following the Change in Control or the expiration date of this Agreement.
(l)    “Trigger Event” shall mean (i) the Executive’s voluntary termination of employment within ninety (90) days of an event that both occurs during the Protected Period and constitutes Good Reason, or (ii) the termination by the Company or its successor(s) in interest, of the Executive’s employment for any reason other than Just Cause during the Protected Period.
2.    Employment. The Executive is employed as Chief Executive Officer and President of the Company. The Executive shall render such administrative and management services for the Company and its subsidiaries and portfolio companies as are currently rendered and as are customarily performed by persons situated in a similar executive capacity and consistent with the duties of the Chief Executive Officer and President as set forth in the bylaws of the Company. The Executive shall also promote, by entertainment or otherwise, as and to the extent permitted by law, the business of the Company and its subsidiaries and portfolio companies. The Executive’s other duties shall be such as the Board may from time to time reasonably direct, including normal duties as an officer of the Company.
3.    Base Compensation. The Company agrees to pay the Executive during the term of this Agreement a salary at the rate of $600,000 per annum, payable in cash not less frequently than monthly. Additionally, the Board shall review, not less often than annually, the rate of the Executive’s salary and may decide to further increase his salary.
4.    Cash Bonuses; Incentive Compensation.
(a)    The Board shall determine the Executive’s right to receive incentive compensation in the form of cash bonuses and other awards. No other compensation provided for in this Agreement shall be deemed a substitute for such incentive compensation. Cash bonuses shall be awarded pursuant to the terms of the Company’s Annual Cash Bonus Plan, if one has been adopted by the Board and if not, then by action of the Board.
(b)    Incentive bonus: in addition to all other compensation payable hereunder, the Executive shall be entitled to participate in consideration for a cash bonus out of a pool to be established for this purpose by the Board. The amount of the Executive’s bonus participation shall be fixed by the Compensation Committee of the Board if it finds the Executive’s performance to have been a major contributing factor to the success of the Company.

5.    Other Benefits.
(a)    Participation in Retirement, Medical and Other Plans. The Executive shall participate in any plan that the Company maintains for the benefit of its employees if the plan relates to (i) pension, profit-sharing, or other retirement benefits, (ii) medical insurance or the reimbursement of medical or dependent care expenses, or (iii) other group benefits, including disability and life insurance plans.
(b)    Executive Benefits; Expenses. The Executive shall participate in any fringe benefits which are or may become available to the Company’s senior management Executives, including for example incentive compensation plans, club memberships, and any other benefits which are commensurate with the responsibilities and functions to be performed by the Executive under this Agreement. The Executive shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Company.
6.    Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment under this Agreement, for the period commencing on the Effective Date and ending on March 31, 2017 or such earlier date as is determined in accordance with Section 11 (the “Term”).”
7.    Loyalty; Noncompetition.
(a)    During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Executive shall devote substantially all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, from time to time, Executive may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, at the request of the Company or which will not present, in the opinion of the Board, any conflict of interest with the Company or any of its subsidiaries or affiliates, nor unfavorably affect the performance of Executive’s duties pursuant to this Agreement, nor violate any applicable statute or regulation. “Full business time” is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the Term of his employment under this Agreement, the Executive shall not engage in any business or activity contrary to the business affairs or interests of the Company.
(b)    Nothing contained in this Paragraph 7 shall be deemed to prevent or limit the Executive’s right to invest in the capital stock or other securities of any business dissimilar from that of the Company or, solely as a passive or minority investor, in any business.
8.    Standards. The Executive shall perform his duties under this Agreement in accordance with such reasonable standards as the Board may establish from time to time. The Company will provide Executive with the working facilities and staff customary for similar executives and necessary for him to perform his duties.
9.    Vacation and Sick Leave. At such reasonable times as the Board shall in its discretion permit, the Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time; provided that:
(a)    The Executive shall be entitled to an annual vacation in accordance with the policies that the Board periodically establishes for senior management Executives of the Company.
(b)    The Executive shall not receive any additional compensation from the Company on account of his failure to take a vacation, and the Executive shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Board.
(c)    In addition to the aforesaid paid vacations, the Executive shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Company for such additional periods of time and for such valid and legitimate reasons as the Board may in its discretion determine. Further, the Board may grant to the Executive a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Board in its discretion may determine.
(d)    In addition, the Executive shall be entitled to an annual sick leave benefit as established by the Board.
10.    Indemnification. The Company shall indemnify and hold harmless Executive from any and all loss, expense, or liability that he may incur due to his services for the Company as an officer and or a director of the Company or any of its subsidiaries or portfolio companies (including any liability he may ever incur under Code § 4999, or a successor, as the result of severance benefits he collects pursuant to Sections 11 or 13), during the full Term of this Agreement and shall at all times maintain adequate insurance for such purposes.
11.    Termination and Termination Pay. Subject to Section 13 hereof, the Executive’s employment hereunder may be terminated under the following circumstances:
(a)    Just Cause. The Board may, based on a good faith determination and only after giving the Executive written notice and a reasonable opportunity to cure, immediately terminate the Executive’s employment at any time, for Just Cause. The Executive shall have no right to receive compensation or other benefits for any period after termination for Just Cause.
(b) Without Just Cause . The Board may, by written notice to the Executive, immediately terminate his employment for a reason other than Just Cause. In such event, the Executive shall be entitled to a total severance payment (the “Severance Payment”) equal to two (2) times the sum of (i) Executive’s base salary in effect at the time of termination, plus (ii) the amount of all compensation paid to Executive under Section 4 hereof with respect to the immediately preceding fiscal year. The first $500,000 of the Severance Payment shall be paid in a lump sum to the Executive within thirty (30) days after his termination of employment. The remaining amount of the Severance Payment shall be paid in equal installments over a six (6) month period following the Executive’s termination of employment, payable in accordance with the Company’s regularly scheduled payroll (the “Installment Payments”). Each Installment Payment shall be treated as a separate payment for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii). In the event that, pursuant to the above, any of the Installment Payments will be paid after March 15 of the year following the year of termination and the total amount of any such Installment Payments which will be paid after March 15 exceeds the lesser of: (i) twice the Executive’s then current base salary; or (ii) twice the Code Section 401(a)(17) limit in effect for the year of termination, the portion of any such Installment Payments that exceeds the foregoing threshold shall be accumulated and paid in the seventh (7 th ) month following the date of his termination of employment, but only to the extent necessary to comply with the six (6) month delay rule pertaining to “specified employees” under Treasury Regulations Section 1.409A-3(i)(2).

(c)    Resignation by Executive with Good Reason. The Executive may at any time immediately terminate employment for Good Reason, in which case the Executive shall be entitled to receive the Severance Payment payable in the same manner and on the same basis as provided for under Section 11(b) of the Agreement upon a termination without Just Cause. In addition, the Executive will be entitled to health, life, disability and other benefits which the Executive would have been eligible to participate in through the expiration of the Term based on the benefit levels substantially equal to those that the Company provided for the Executive at the date of termination of employment, subject to any restrictions as may be required under Code Section 409A
(d)    Resignation by Executive without Good Reason. The Executive may voluntarily terminate employment with the Company during the term of this Agreement, upon at least 60 days’ prior written notice to the Board of Directors, in which case the Executive shall receive only his compensation, vested rights, and Executive benefits up to the date of his termination of employment.
(e)    Retirement, Death, or Disability. If the Executive’s employment terminates during the Term of this Agreement due to his death, a disability that results in his collection of any long-term disability benefits, or retirement at or after age 62, the Executive (or the beneficiaries of his estate) shall be entitled to receive the compensation and benefits that the Executive would otherwise have become entitled to receive pursuant to subsection (d) hereof upon a resignation without Good Reason.
(f) Non-Renewal Payment. If the Term of this Agreement is not extended for at least one (1) additional year in circumstances in which the Executive is willing and able to execute such extension and continue performing services, then the Executive’s employment shall be terminated by the Company effective as of the expiration of the Term, in which event he shall be entitled to a Severance Payment equal to one and one-half (1  1 / 2 ) times the sum of (i) Executive’s base salary in effect at the time of termination, plus (ii) the amount of all compensation paid to Executive under Section 4 hereof with respect to the immediately preceding fiscal year. The first $500,000 of the Severance Payment shall be paid in a lump sum to the Executive within thirty (30) days after his termination of employment. The remaining amount of the Severance Payment shall be paid in equal installments over a six (6) month period following the Executive’s termination of employment in Installment Payments. Each Installment Payment shall be treated as a separate payment for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii). In the event that, pursuant to the above, any of the Installment Payments will be paid after March 15 of the year following the year of termination and the total amount of any such Installment Payments which will be paid after March 15 exceeds the lesser of: (i) twice the Executive’s then current base salary; or (ii) twice the Code Section 401(a)(17) limit in effect for the year of termination, the portion of any such Installment Payments that exceeds the foregoing threshold shall be accumulated and paid in the seventh (7th) month following the date of his termination of employment, but only to the extent necessary to comply with the six (6) month delay rule pertaining to “specified employees” under Treasury Regulations Section 1.409A-3(i)(2).
12.    No Mitigation. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.
13.    Change in Control. Notwithstanding any provision herein to the contrary, if a Trigger Event occurs during the Protected Period, the Executive shall be paid an amount equal to two (2) times the executive’s base salary plus (ii) the amount of all compensation paid to Executive under Section 4 hereof with respect to the immediately preceding fiscal year (the “Code § 280G Maximum”). If the Trigger Event occurs during the portion of the Protected Period that is prior to the date of the Change in Control, the Code § 280G Maximum shall be payable in the same manner and on the same basis as provided for under Section 11(b) of the Agreement upon a termination without Just Cause. If the Trigger Event occurs during the portion of the Protected Period that is on or after the date of the Change in Control, the Code §280G Maximum shall be paid in a lump sum within ten (10) days of his termination of employment.
14.    Covenants.
(a)    Definitions. For purposes of this Agreement:
(i)    Restrictive Period. The term “Restrictive Period” shall mean the period beginning on the Effective Date and ending two (2) years after the termination of the Executive’s employment hereunder.
(ii)    Covered Customer. The term “Covered Customer” shall mean (A) during the Term, any customer of the Company and (B) after the Term, any person or entity who was, as of the end of the Term, a customer of the Company.
(iii)    Covered Business. The term “Covered Business” shall mean (A) during the term, any business in which the Company is engaged and (B) after the Term, any business in which the Company was engaged as of the end of the Term.
(iv)    Covered State. The term “Covered State” shall mean (A) during the Term, any state in the United States and (B) after the Term, any state (1) in which, as of the end of the Term, the Company was engaged in business or (2) with respect to which the Company, as of the end of the Term, had expended material expense and/or efforts in connection with preparing to do business therein.

(b)    Non-Interference. The Executive covenants and agrees that he will not at any time during the Restrictive Period for whatever reason, whether for his own account or for the account of any other person, firm, corporation or other business organization: (i) interfere with contractual relationships between the Company and any of its customers or employees; (ii) hire, or solicit for hire, any person who is employed by the Company or any parent or subsidiary of the Company, without the express written consent of the Company; or (iii) other than on behalf of the Company, solicit any Covered Customer of the Company in connection with the engagement, by any person or entity, in any Covered Business in any Covered State.
(c)    Confidentiality. The Executive will not, at any time whether during or after his termination of employment, (i) disclose to anyone, without proper authorization from the Company, or (ii) use, for his or another’s benefit, any confidential or proprietary information of the Company or any parent or subsidiary of the Company, which may include trade secrets, business plans or outlooks, financial data, marketing or sales programs, customer lists, brand formulations, training and operations manuals, products or price strategies, mergers, acquisitions, and/or Company personnel issues.
(d)    Blue Pencil; Equitable Relief. The provisions contained in this Section 14 as to the time periods, scope of activities, persons or entities affected and territories restricted shall be deemed divisible so that if any provision contained in this Section is determined to be invalid or unenforceable, such provision shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted. The Executive acknowledges that the provisions of this Section 14 are reasonable and necessary for the protection of the Company and that the Company will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Executive agrees that if he breaches or threatens to breach any of the covenants contained in this Section 14, the Company will be entitled (i) to damages sufficient to compensate the Company for any harm to the Company caused thereby and (ii) to specific performance and injunctive relief for the purpose of preventing the breach or threatened breach thereof without bond or other security or a showing that monetary damages will not provide an adequate remedy, in addition to any other relief to which the Company may be entitled under this Agreement.”
15.    Reimbursement for Litigation Expenses.
In the event that any dispute arises between the Executive and the Company as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Executive takes to enforce the terms of this Agreement or to defend against any action taken by the Company, the Executive shall be reimbursed for all costs and expenses, including reasonable attorneys’ fees, arising from such dispute, proceedings or actions, provided that the Executive shall obtain a final judgement by a court of competent jurisdiction in favor of the Executive. Such reimbursement shall be paid within ten (10) days of Executive’s furnishing to the Company written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Executive.

16.    Successors and Assigns.
(a)    This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company.
(b)    Since the Company is contracting for the unique and personal skills of the Executive, the Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Company.
17.    Corporate Authority. Company represents and warrants that the execution and delivery of this Agreement by it has been duly and properly authorized by the Board and that when so executed and delivered this Agreement shall constitute the lawful and binding obligation of the Company.
18.    Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

19.    Applicable Law. Except to the extent preempted by Federal law, the laws of the State of New York shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.
20.    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
21.    Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto with respect to the matters addressed and shall supercede all previous agreements with respect to such matters.
22.    Tax Matters.    All payments or benefits provided under this Agreement are subject to any applicable employment or tax withholdings or deductions. In addition, the parties hereby agree that it is their intention that all payments or benefits provided under this Agreement be exempt from, or if not so exempt, comply with, Code Section 409A and this Agreement shall be interpreted accordingly. Notwithstanding anything in this Agreement to the contrary, if any payments or benefits made or provided under the Agreement are considered deferred compensation subject to Code Section 409A payable on account of Employee’s separation from service (but that do not meet an exemption under Code Section 409A, including without limitation the short term deferral or the separation pay plan exemption), such payments or benefits shall be paid no earlier than the date that is six (6) months following Employee’s separation from service (or, if earlier, the date of death) to the extent required by Code Section 409A.
IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.
NEWTEK BUSINESS SERVICES CORP.

By:    /S/ Salvatore Mulia
Salvatore Mulia
Chairman Compensation, Corporate
Governance and Nominating Committee

BARRY SLOANE

By:     /S/ Barry Sloane